                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 31, 2003

                                     BETWEEN

                        FIRST COMMUNITY BANCSHARES, INC.

                                       AND

                                PCB BANCORP, INC.

ARTICLE I       CERTAIN DEFINITIONS...........................................1

         1.01   Certain Definitions...........................................1

ARTICLE II      THE MERGER....................................................7

         2.01   The Merger....................................................7

         2.02   Effective Date and Effective Time; Closing....................8

ARTICLE III     CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES...............8

         3.01   Conversion of Shares..........................................8

         3.02   Exchange Procedures...........................................9

         3.03   Rights as Shareholders; Stock Transfers......................10

         3.04   Dissenting Shares............................................10

         3.05   Withholding Rights...........................................10

         3.06   Target Bank Options..........................................10

ARTICLE IV      ACTIONS PENDING ACQUISITION..................................11

         4.01   Forbearances of Target.......................................11

         4.02   Forbearances of Parent.......................................13

ARTICLE V       REPRESENTATIONS AND WARRANTIES...............................14

         5.01   Disclosure Schedules.........................................14

         5.02   Standard.....................................................14

         5.03   Representations and Warranties of Target Bank................14

         5.04   Representations and Warranties of Parent.....................26

ARTICLE VI      COVENANTS....................................................31

         6.01   Reasonable Best Efforts......................................31

         6.02   Shareholder Approval.........................................31

         6.03   Proxy; Regulatory Filings....................................31

         6.04   Press Releases...............................................32

         6.05   Access; Information..........................................32

         6.06   Acquisition Proposals........................................33

         6.07   Certain Policies.............................................34

         6.08   Indemnification..............................................34

         6.09   Benefit Plans................................................35

         6.10   Notification of Certain Matters..............................36

         6.11   The Bank Merger..............................................36

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ARTICLE VII     CONDITIONS TO CONSUMMATION OF THE MERGER.....................37

         7.01   Conditions to Each Party's Obligation to Effect the Merger...37

         7.02   Conditions to Obligation of Target...........................37

         7.03   Conditions to Obligations of Parent..........................38

ARTICLE VIII    TERMINATION..................................................39

         8.01   Termination..................................................39

         8.02   Effect of Termination and Abandonment........................40

ARTICLE IX      MISCELLANEOUS................................................41

         9.01   Survival.....................................................41

         9.02   Waiver; Amendment............................................42

         9.03   Counterparts.................................................42

         9.04   Governing Law................................................42

         9.05   Expenses.....................................................42

         9.06   Notices......................................................42

         9.07   Entire Understanding; No Third Party Beneficiaries...........43

         9.08   Severability.................................................43

         9.09   Enforcement of the Agreement.................................43

         9.10   Interpretation...............................................44

         9.11   Assignment...................................................44

         9.12   Alternative Structure........................................44


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



ANNEX A  FORM OF SHAREHOLDER AGREEMENT

ANNEX B  FORM OF AGREEMENT AND PLAN OF MERGER OF TARGET WITH PARENT

ANNEX C FORM OF EMPLOYMENT AGREEMENT BETWEEN FIRST COMMUNITY BANK AND PHILLIP R. CARRIGER

ANNEX D  FORM OF BANK MERGER AGREEMENT OF TARGET BANK WITH FIRST COMMUNITY BANK

ANNEX E  MATTERS TO BE COVERED BY OPINION OF COUNSEL TO PARENT

ANNEX F  MATTERS TO BE COVERED BY OPINION OF COUNSEL TO PCB BANCORP, INC.

         AGREEMENT AND PLAN OF MERGER, dated as of December 31, 2003 (this "Agreement"), between First Community Bancshares, Inc. ("Parent") and PCB Bancorp, Inc. ("Target").

                                    RECITALS

         A. Target. Target is a Tennessee corporation, having its principal place of business in Johnson City, Tennessee.

         B. Parent. Parent is a Nevada corporation, having its principal place of business in Bluefield, Virginia.

         C. Board Action. The respective Boards of Directors of Parent and Target have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger provided for herein.

         D. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of Target Common Stock (as defined herein) in favor of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

                  "Acquisition Proposal" has the meaning set forth in Section 6.06.

                  "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                  "Articles of Merger" has the meaning set forth in Section 2.02(a).

                  "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

                  "Bank Merger Agreement" has the meaning set forth in Section 6.11.

                  "Bank Merger" has the meaning set forth in Section 6.11.

                  "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

                  "Benefit Plans" has the meaning set forth in Section 5.03(n).

                  "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the Commonwealth of Virginia or State of Tennessee are authorized or obligated to close.

                  "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Target Common Stock.

                  "Closing" and "Closing Date" have the meanings set forth in
         Section 2.02(b).

                  "Code" has the meaning set forth in Section 5.03(c).

                  "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

                  "DOL" has the meaning set forth in Section 5.03(n)(i).

                  "Department" means the Department of Financial Institutions of the State of Tennessee.

                  "Derivatives Contract" has the meaning set forth in Section 5.03(r).

                  "Disclosure Schedule" has the meaning set forth in Section
         5.01.

                  "Dissenting Shares" has the meaning set forth in Section 3.04.

                  "Effective Date" has the meaning set forth in Section 2.02(a).

                  "Effective Time" has the meaning set forth in Section 2.02(a).

                  "Employees" has the meaning set forth in Section 5.03(n).

                  "Environmental Laws" has the meaning set forth in Section 5.03(p).

                  "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

                  "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

                  "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section 5.03(n)(iii).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Exchange Agent" has the meaning set forth in Section 3.02(a).

                  "Fair Housing Act" means the Fair Housing Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Reserve Act" means the Federal Reserve Act, as amended.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "First Community Bank" means First Community Bank, National Association, having its principal place of business in Bluefield, Virginia.

                  "First Community Bank Common Stock" means the common stock, $1,200.00 par value per share, of First Community Bank.

                  "GCLN" means the General Corporation Law of Nevada.

                  "GAAP" means accounting principles generally accepted in the United States of America.

                  "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

                  "Hazardous Substance" has the meaning set forth in Section 5.03(p).

                  "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.08(a).

                  "Insurance Amount" has the meaning set forth in Section
         6.08(c).

                  "Insurance Policies" has the meaning set forth in Section 5.03(x).

                  "IRS" has the meaning set forth in Section 5.03(n)(i).

                  "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

                  "Liquidation" shall have the meaning set forth in Section 2.01(a).

                  "Loans" has the meaning set forth in Section 4.01(r).

                  "Material Adverse Effect" means, with respect to Parent or Target any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or Target and Target Bank taken as a whole, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or Target or Target Bank to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities,
         (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP, and (e) with respect to Target, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

                  "Material Contracts" has the meaning set forth in Section 5.03(l)(i).

                  "Merger" has the meaning set forth in Section 2.01(a).

                  "Merger Consideration" has the meaning set forth in Section 3.01(b).

                  "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market or such other securities exchange on which the Parent Common Stock may be listed.

                  "National Labor Relations Act" means the National Labor Relations Act, as amended.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "OREO" means other real estate owned.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Parent Benefit Plans" has the meaning set forth in Section 6.09(a).

                  "Parent Board" means the Board of Directors of the Parent.

                  "Parent Bylaws" means the Bylaws of the Parent, as amended.

                  "Parent Common Stock" means the common stock, $1.00 par value per share, of Parent.

                  "Parent Preferred Stock" means the preferred stock of Parent.

                  "Parent Regulatory Authorities" has the meaning set forth in
         Section 5.04(i).

                  "Parent Sub" means a Tennessee corporation to be formed and wholly-owned by Parent as a transitory Subsidiary to effect the Merger.

                  "Pension Plan" has the meaning set forth in Section
         5.03(n)(ii).

                  "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

                  "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

                  "Proxy Statement" has the meaning set forth in Section
         6.03(a).

                  "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Securities Documents" has the meaning set forth in Sections 5.03(h) and 5.04(g) in the case of Target and Parent, respectively.

                  "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

                  "Shareholders" means each director of Target.

                  "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule l-02 of Regulation S-X of the SEC.

                  "Superior Proposal" has the meaning set forth in Section 6.06.

                  "Surviving Corporation" has the meaning set forth in Section 2.01(a).

                  "Target" has the meaning set forth in the preamble to this Agreement.

                  "Target Charter" means the Charter of Target, as amended.

                  "Target Bank" means the People's Community Bank, a Tennessee-chartered commercial bank, having its principal place of business in Johnson City, Tennessee.

                  "Target Bank Charter" means the Charter of Target Bank, as amended.

                  "Target Bank Bylaws" means the Bylaws of Target Bank, as amended.

                  "Target Board" means the Board of Directors of Target.

                  "Target Bylaws" means the By-laws of Target, as amended.

                  "Target Common Stock" means the common stock, $1.00 par value per share, of Target.

                  "Target Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Target or any predecessor of or any successor to Target (or to another such predecessor or successor).

                  "Target Loan Property" has the meaning set forth in Section 5.03(p)(i).

                  "Target Meeting" has the meaning set forth in Section 6.02.

                  "Target Options" means the options to acquire Target Common Stock issued under the Target Stock Option Plans.

                  "Target Regulatory Authorities" has the meaning set forth in
         Section 5.03(j).

                  "Target Stock Option Plans" means The Target 1996 Stock Option Plan and the Target 1996 Outside Director Stock Option Plan.

                  "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

                  "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

                  "Termination Fee" has the meaning set forth in Section
         8.02(c).

                  "Transactions" means the Merger, the Bank Merger and any other transaction contemplated by this Agreement.

                  "Treasury Stock" means shares of Target Common Stock held by Target or any of its Subsidiaries, other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                  "TBCA" means the Tennessee Business Corporation Act.

                                   ARTICLE II

                                   THE MERGER

         2.01 The Merger.

                  (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Parent Sub shall merge with and into Target in accordance with the applicable provisions of the GCLN and the TBCA (the "Merger"), the separate corporate existence of Parent Sub shall cease and the Target shall survive and continue to exist as a corporation incorporated under the TBCA (Target, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Simultaneously with or as soon as practicable after the Merger, the Surviving Corporation shall be merged with and into Parent (the "Liquidation") in accordance with the Agreement and Plan of Merger, the form of which is attached hereto as Annex B.

                  (b) Name. The name of the Surviving Corporation shall be "PCB Bancorp, Inc."


                  (c) Articles and Bylaws. The articles of incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the Target Charter and the Target Bylaws as in effect immediately prior to the Merger.

                  (d) Directors and Executive Officers of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Merger shall be the directors of Parent Sub immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Parent Sub immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

                  (e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Target Charter immediately prior to the Merger.

                  (f) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in accordance with the GCLN and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Parent Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Parent Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  (g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Parent Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Parent Sub, and its proper officers and directors, shall be deemed to have granted to the Surviving

Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

         2.02 Effective Date and Effective Time; Closing.


                  (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State Tennessee pursuant to the TBCA and the Secretary of State of the State of Nevada pursuant to the GCLN on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified in the Articles of Merger. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

                  (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Bluefield, Virginia, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and Target the opinions, certificates and other documents required to be delivered under Article VII hereof.

                                  ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

         3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Target Common
Stock:

                  (a) Each share of Parent Common Stock and First Community Bank Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

                  (b) Subject to Section 3.04, each whole share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, a cash amount equal to $40.00, without interest, and (ii) each fractional share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive an amount in cash, without interest, determined by multiplying the fractional share by $40.00, rounded to the nearest whole cent (collectively, the "Merger Consideration").

                  (c) Each share of Parent Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Target Common Stock.

                  (d) Each share of Target Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.02 Exchange Procedures.

                  (a) Parent shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure described in Section 3.02. At the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver, or cause First Community Bank to deliver, to the Exchange Agent, the Merger Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Target Common Stock.

                  (b) Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the amount of Merger Consideration into which the aggregate number of shares of Target Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect a prompt and orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Target Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the right to receive the amount of Merger Consideration into which such Target Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Target of Certificates representing shares of Target Common Stock and if such Certificates are presented to Target for transfer, they shall be cancelled against delivery of the applicable Merger Consideration as hereinabove provided.

                  (c) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver the Merger Consideration to which a holder of Target Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Target Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Parent.

                  (d) Any portion of the cash delivered to the Exchange Agent by Parent pursuant to Section 3.02(a) that remains unclaimed by the stockholders of Target for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any stockholders of Target who have not theretofore complied with Section 3.02(b) shall thereafter look only to Parent for the Merger Consideration deliverable in respect of each share of Target Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Target Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of Target to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         3.03 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Target Common Stock shall cease to be, and shall have no rights as, stockholders of Target other than to receive the Merger Consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Target or the Surviving Corporation of shares of Target Common Stock.

         3.04 Dissenting Shares. Each outstanding share of Target Common Stock the holder of which has perfected his right to dissent under the TBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the TBCA. Target shall give Parent prompt notice upon receipt by Target of any such written demands for payment of the fair value of such shares of Target Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the TBCA. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent at or prior to the Effective Time, the Dissenting Shares held by such holder shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Dissenting Shares held by such holder shall be converted on a share by share basis into the Merger Consideration in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

         3.05 Withholding Rights. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Target Common Stock in respect of which such deduction and withholding was made by Parent.

         3.06 Target Options.

                  (a) Prior to and effective as of the Effective Time, the Target shall take all such action as is necessary to terminate, subject to compliance with this Section 3.06, the Target Stock Option Plans and shall provide written notice to each holder of a then-outstanding Target Option (whether or not such Target Option is then vested or exercisable), that such Target Option shall be, as at the date of such notice, exercisable in full and that such Target Option shall terminate at the Effective Time and that, if such Target Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of such Target Option a cash payment from the Target at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such Target Option, including any fractional shares of Target Common Stock, multiplied by the number of shares of Target Common Stock covered by such Target Option, subject to any required withholding of taxes. The Target shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Target Option with regard to the cancellation of such Target Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the Target Stock Option Plans and all Target Options issued thereunder shall terminate at the Effective Time.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.01 Forbearances of Target. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Target will not, and will not allow Target Bank to:

                  (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of Target Bank and others with whom business relations exist.

                  (b) Capital Stock. Other than pursuant to Rights set forth on
Schedule 4.01(b) of the Target Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

                  (c) Dividends; Etc. (i) Except with respect to a cash dividend of $0.10 per share of Target Common Stock payable to Target shareholders of record as of December 31, 2003, and, solely if Effective Date shall not have occurred on or before March 31, 2004, to Target shareholders of record as of March 31, 2004, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Target Common Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Target or Target Bank or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 5%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Target Disclosure Schedule and
(iv) for grants of awards to newly-hired employees consistent with past practice.

                  (e) Hiring. Hire any person as an employee of Target or Target Bank or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Target Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of Target or Target Bank other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $40,000.

                  (f) Benefit Plans. Enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof, or as set forth on Schedule 4.01(f) of the Target Disclosure Schedule, or (iii) as otherwise provided herein), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Target or Target Bank.

                  (g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Target or Target Bank.

                  (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

                  (i) Capital Expenditures. Except as Previously Disclosed, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate.

                  (j) Governing Documents. Amend the Target Charter, Target Bylaws, Target Bank Charter or the Target Bank Bylaws (or equivalent documents).

                  (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

                  (m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Target or Target Bank is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Target or Target Bank of an amount which exceeds $10,000 and/or would impose any material restriction on the business of Target or Target Bank or create precedent for claims that are reasonably likely to be material to Target or Target Bank.

                  (n) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

                  (o) Derivatives Contracts. Enter into any Derivatives
Contract.

                  (p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within one year and securities sold under agreements to repurchase that mature within one year, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

                  (q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one (1) year or less.

                  (r) Loans. Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, "Loans") other than in the ordinary course of business consistent with past practice, provided that any commercial business loan, multi-family residential loan, or commercial real estate loan that is originated, renewed or modified cannot have a principal balance in excess of $500,000 without Parent's written consent.

                  (s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

                  (t) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (u) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

         4.02 Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Target, Parent will not, and will cause each of its Subsidiaries not to:

                  (a) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

                  (b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. On or prior to the date hereof, Parent has delivered to Target a schedule and Target has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         5.02 Standard. No representation or warranty of Target on the one hand or Parent on the other hand contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

         5.03 Representations and Warranties of Target. Subject to Sections 5.01 and 5.02, Target hereby represents and warrants to Parent:

                  (a) Organization, Standing and Authority of Target. Target is duly organized, validly existing and in good standing as a corporation under the laws of the State of Tennessee. Target is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Target has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

                  (b) Organization, Standing and Authority of Target Bank. Target Bank is duly organized, validly existing and in good standing as a Tennessee-chartered bank under the laws of the State of Tennessee. Target Bank is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Target Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of Target Bank are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by applicable law, and Target Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

                  (c) Target Capital Stock. The authorized capital stock of Target consists solely of 4,000,000 shares of Target Common Stock, of which 846,000 shares are issued and outstanding as of the date hereof, 1,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of the date hereof and 100 shares of organizational common stock, $10.00 per share par value, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, no shares of Target Common Stock were held in treasury by Target or otherwise directly or indirectly owned by Target. The outstanding shares of Target Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Target Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(c) of Target's Disclosure Schedule sets forth for each Target Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the number of shares of Target Common Stock subject to each option, the number of shares of Target Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Target Common Stock reserved for issuance, Target does not have any Rights issued or outstanding with respect to Target Common Stock and Target does not have any commitment to authorize, issue or sell any Target Common Stock or Rights.

                  (d) Subsidiaries.

                           (i) Target's only Subsidiary is Target Bank. Target directly owns all the issued and outstanding equity securities of Target Bank and (A) no equity securities of Target Bank are or may become required to be issued by reason of any Right or otherwise, (B) there are no contracts, commitments, understandings or arrangements by which Target Bank is or may be bound to sell or otherwise transfer any of its equity, (C) there are no contracts, commitments, understandings, or arrangements relating to the Target's rights to vote or to dispose of Target Bank securities and (D) all the equity securities of the Target Bank held by the Target are fully paid and nonassessable and are owned by the Target free and clear of any Liens.

                           (ii) Target Bank does not own beneficially, directly or indirectly, any Subsidiary.

                           (iii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, Target does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

                  (e) Corporate Power. Each of Target and Target Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Target has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, subject to receipt of all necessary approvals of Governmental Authorities and the approval of Target stockholders of this Agreement.

                  (f) Corporate Authority. Subject to the approval of this Agreement by the holders of the outstanding Target Common Stock, this Agreement and the Transactions have been authorized by all necessary corporate action of Target and the Target Board on or prior to the date hereof. Target has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of Target, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (g) Regulatory Approvals; No Defaults.

                           (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Target or Target Bank in connection with the execution, delivery or performance by Target and Target Bank of this Agreement and the Bank Merger Agreement, respectively, or to consummate the Transactions, except as Previously Disclosed and except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC and the Department, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Target Common Stock, (C) the filing of Articles of Merger with the Secretary of State of the State Tennessee pursuant to the TBCA and (D) the approval of this Agreement by the holders of the outstanding shares of Target Common Stock. As of the date hereof, Target is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by Target and the Bank Merger Agreement by Target Bank and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Target or Target Bank or to which Target or Target Bank or any of their properties is subject or bound,
         (B) constitute a breach or violation of, or a default under, the Target Charter, Target Bylaws, Target Bank Charter or the Target Bank Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (h) Financial Reports; Undisclosed Liabilities.

                           (i) Target's Annual Report on Form 10-KSB for the fiscal years ended December 31, 2002 and all other reports, or registration statements filed or to be filed by it subsequent to December 31, 2000 with the SEC (collectively, Target's "Securities Documents"), as of the date filed or to be filed and as amended prior to the date hereof, and all of Target's proxy statements mailed to Target stockholders since December 31, 2000 (A) complied or will comply in all material respects as to form with the applicable regulations of the SEC or applicable law in connection with any Target proxy statements mailed to stockholders, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Target and Target Bank as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Target and Target Bank for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein or, in the case of interim financial statements, to normal recurring year end adjustments and the absence of certain notes thereto.

                           (ii) Except as Previously Disclosed, since September 30, 2003, Target and Target Bank have not incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transactions).

                           (iii) Since September 30, 2003, (A) Target and Target Bank have conducted their businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transactions), (B) except as Previously Disclosed, Target or Target Bank has not taken nor permitted any of the actions set forth in Section 4.01 hereof between September 30, 2003 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Target or Target Bank.

                           (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by Target Bank entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Target Bank, to cause Target Bank to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Target Bank. Except as reflected in the Securities Documents, since December 31, 2000, no cash, stock or other dividend or any other distribution with respect to the Target Common Stock has been declared, set aside or paid. No shares of Target Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Target since September 30, 2003, and no agreements have been made to do the foregoing.

                  (i) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Target or Target Bank and, to Target's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding against Target or Target Bank. Target or Target Bank is not a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect with respect to Target or Target Bank.

                  (j) Regulatory Matters.

                           (i) Neither Target, Target Bank nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Target Regulatory Authorities"). Target and Target Bank have paid all assessments made or imposed by any Target Regulatory Authority.

                           (ii) Neither Target nor Target Bank has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Target Regulatory Authority that such Target Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (k) Compliance With Laws. Each of Target and Target Bank:

                           (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Target's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Target or Target Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Target's knowledge, do any grounds for any of the foregoing exist).

                  (l) Material Contracts; Defaults.


                           (i) Except for documents listed as exhibits to Target's Securities Documents or as Previously Disclosed, neither Target nor Target Bank is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of Target or Target Bank to indemnification from Target or Target Bank, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-B of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in Target's Securities Documents, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum or (v) which materially restricts the conduct of any business by Target or Target Bank (collectively, "Material Contracts"). Target has Previously Disclosed and made available to Parent true and correct copies of each such document.

                           (ii) Neither Target or Target Bank is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Target or Target Bank is currently outstanding.

                  (m) No Brokers. Neither Target nor Target Bank nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement, excluding a Previously Disclosed fee to Professional Bank Services, Inc.

                  (n) Employee Benefit Plans.

                           (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Target or Target Bank (the "Employees") and current or former directors of Target or Target Bank including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service ("IRS") or Department of Labor (the "DOL"), as applicable, and any financial statements and opinions required by
         Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan; (E) the most recent summary plan description and any modifications for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan, and (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan, have been provided or made available to Parent.

                           (ii) Each Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Target is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Target or Target Bank has not received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to Target's knowledge, threatened litigation relating to the Benefit Plans. Target or Target Bank has not engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Target or Target Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan.

                           (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Target or Target Bank with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or the single-employer plan of any entity which is considered one employer with Target under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Target nor Target Bank has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the l2-month period ending on the date hereof or will be required to be filed in connection with the Agreement.

                           (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of Target included in Target's Securities Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Target nor Target Bank has provided, and is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (v) Neither Target nor Target Bank has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Target or Target Bank may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder. No event or condition exists with respect to a Benefit Plan that could subject Target or a Target Bank to a material tax under Section 4980B of the Code.

                           (vi) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transactions will (A) except as Previously Disclosed, entitle any employees of Target or Target Bank to severance pay or any increase in severance pay upon any termination of employment after the date hereof,
         (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (vii) All required reports and descriptions
         (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

                  (o) Labor Matters. Neither Target nor Target Bank is a party to and is not bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Target or Target Bank the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Target or Target Bank to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Target's knowledge, threatened, nor is Target or Target Bank aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (p) Environmental Matters.

                           (i) Target and Target Bank are in compliance with applicable Environmental Laws; (ii) to Target's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Target or Target Bank, or any property in which Target or Target Bank has held a security interest, Lien or a fiduciary or management role ("Target Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) to the Target's knowledge, neither Target nor Target Bank could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Target Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither Target nor Target Bank has liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Target nor Target Bank has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither Target nor Target Bank is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to Target's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Target or Target Bank, any currently or formerly owned or operated property, or any Target Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Target or Target Bank, result in any restrictions on the ownership, use, or transfer of any property owned or operated by Target or Target Bank pursuant to any Environmental Law, or adversely affect the value of any Target Loan Property; and (viii) Target has Previously Disclosed and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to Target, Target Bank and any property currently or formerly owned or operated by Target or Target Bank.

                  As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

                  (q) Tax Matters.

                           (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Target Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Target Group has waived any statutes of limitation with respect to any Taxes of Target or Target Bank.

                           (ii) Target has made available to Parent true and correct copies of the United States federal income Tax Returns filed by Target and Target Bank for each of the three most recent fiscal years for which such returns have been filed.

                           (iii) Neither Target nor Target Bank has liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Target's Securities Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in Target's Securities Documents filed on or prior to the date hereof.

                           (iv) Neither Target nor Target Bank is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was Target) and do not otherwise have any liability for the Taxes of any Person (other than Target and Target Bank).

                           (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Target and Target Bank.

                           (vi) Neither Target nor Target Bank maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (vii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all Taxes that Target or Target Bank is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

                  (r) Risk Management Instruments. Neither Target nor Target Bank is a party nor has either agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on its balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does Target nor Target Bank own securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

                  (s) Loans; Nonperforming and Classified Assets.

                           (i) Each Loan on the books and records of Target or Target Bank was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of Target, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                           (ii) Target has Previously Disclosed as to Target and Target Bank as of the latest practicable date: (A) any written or, to Target's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Target's knowledge, in default of any other material provision thereof;
         (B) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Target or Target Bank or an applicable regulatory authority (it being understood that no representation is being made that the Federal Reserve Board or the Department would agree with the loan classifications established by Target or Target Bank); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of Target or Target Bank, or to the best knowledge of Target, any Person controlling, controlled by or under common control with any of the foregoing.

                  (t) Properties. All real and personal property owned by Target or Target Bank or presently used by Target or Target Bank in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Each of Target and Target Bank has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the balance sheet of Target as of September 30, 2003 included in Target's Securities Documents or acquired after such date, other than properties sold by Target or Target Bank in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the balance sheet of Target as of September 30, 2003 included in Target's Securities Documents. All real and personal property which is material to Target or Target Bank's business and leased or licensed by Target or Target Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

                  (u) Intellectual Property. Target and Target Bank own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by Target, and Target or Target Bank has not received any notice of conflict with respect thereto that asserts the right of others. Each of Target and Target Bank has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

                  (v) Fiduciary Accounts. Each of Target and Target Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Target nor Target Bank, nor any of their directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

                  (w) Books and Records. The books and records of Target and Target Bank are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Target and Target Bank.

                  (x) Insurance. Target has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by Target and Target Bank ("Insurance Policies"). Target and Target Bank are insured with reputable insurers against such risks and in such amounts as the management of Target reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Target and Target Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (y) Allowance For Loan Losses. Target Bank's allowance for loan losses is, and shall be as of the Effective Date, in compliance with Target Bank's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

                  (z) Transactions With Affiliates. All "covered transactions" between Target Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

                  (aa) Required Vote; Antitakeover Provisions; Target Rights Agreement.

                           (i) The affirmative vote of the holders of a majority of the issued and outstanding shares of Target is necessary to approve this Agreement and the Transactions on behalf of Target. No other vote of the stockholders of Target is required by law, the Target Charter, the Target Bylaws or otherwise to approve this Agreement and the Transactions.

                           (ii) Based on the representation and warranty of Parent contained in Section 5.04(k), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or either of the Transactions.

                  (bb) Fairness Opinion. The Target Board has received the written opinion of Professional Bank Services, Inc. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Target Common Stock from a financial point of view.

                  (cc) Transactions in Securities.

                           (i) All offers and sales of Target Common Stock by Target were at all relevant times exempt from or complied with the registration requirements of the Securities Act.

                           (ii) Neither Target nor, to Target's knowledge, (a) any director or executive officer of Target or Target Bank, (b) any person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Target Common Stock or other securities issued by Target (i) during any period when Target was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

                  (dd) Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

         5.04 Representations and Warranties of Parent. Subject to Sections 5.01 and 5.02, Parent hereby represents and warrants to Target as follows:

                  (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. Upon its organization, Parent Sub will be duly organized and validly existing under the laws of the State of Nevada. Following the organization of Parent Sub, Parent will own all of the outstanding equity securities of Parent Sub.

                  (b) Parent Stock.

                           (i) As of the date hereof, the authorized capital stock of Parent consists solely of 15,000,000 shares of Parent Common Stock, of which 11,235,410 shares were issued and outstanding as of the date hereof, and 1,000,000 shares of Parent Preferred Stock, of which no shares were issued and outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, except as Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and by virtue of this Agreement.

                  (c) First Community Bank.

                           (i) First Community Bank has been duly organized and is validly existing in good standing under the laws of the United States and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. First Community Bank is duly licensed by the OCC and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

                           (ii) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of First Community Bank, (B) no equity securities of First Community Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which First Community Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's right to vote or to dispose of such securities.

                  (d) Corporate Power. Each of Parent and First Community Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has, and upon its organization, Parent Sub will have, the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of all necessary approvals of Governmental Authorities.

                  (e) Corporate Authority. This Agreement and the Transactions have been authorized by all necessary corporate action of Parent and the Parent Board and following its organization, this Agreement and the Transactions will be authorized by all necessary and corporate action of Parent Sub and the Board of Directors of Parent Sub. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by Target, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Following its organization, this Agreement will be duly executed and delivered by Parent Sub and, following such execution and delivery, assuming due authorization, execution and delivery by the Target, this Agreement will be a valid and legally binding agreement of Parent Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) Regulatory Approvals; No Defaults.

                           (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent, Parent Sub or First Community Bank of this Agreement or the Bank Merger Agreement, as the case may be, or to consummate the Transactions, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC and the Department, as required, (B) the filing of Articles of Merger with the Secretary of State of the State of Nevada pursuant to the GCLN and (C) the approval of this Agreement by Parent Sub. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by Parent and Parent Sub and the Bank Merger Agreement by First Community Bank, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g) Financial Reports and Securities Documents; Material Adverse Effect.

                           (i) Parent's Annual Report on Form 10-K for the year ended December 31, 2002 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2000 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "Securities Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in or incorporated by reference into any such Securities Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                           (ii) Since September 30, 2003, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

                  (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect with respect to Parent and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding. Neither Parent nor any of its Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect with respect to Parent.

                  (i) Regulatory Matters.

                           (i) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

                           (ii) Neither Parent nor any of its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) Compliance With Laws. Each of Parent and its Subsidiaries:

                           (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).

                  (k) Ownership of Target Common Stock. Neither Parent nor any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Target (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

                  (l) Financial Ability. On the Effective Date and through the date of payment of the Merger Consideration by Parent or First Community Bank, Parent or First Community Bank will have all funds necessary to consummate the Merger and pay the Merger Consideration to holders of Target Common Stock pursuant to Section 3.01 hereof. Each of Parent and First Community Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

                  (m) Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Target and Parent agree to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and the consummation of the Bank Merger immediately after the Merger, otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

         6.02 Shareholder Approval. Target agrees to take, in accordance with applicable law and the Target Charter and the Target Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Target's stockholders for consummation of the Transactions (including any adjournment or postponement, the "Target Meeting"). Except with the prior approval of Parent, or as otherwise required by law, no other matters shall be submitted for the approval of the Target stockholders at the Target Meeting. The Target Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the Target Board from withholding, withdrawing, amending or modifying its recommendation if the Target Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Target stockholders under applicable law; provided, further, that
Section 6.06 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

         6.03 Proxy Statement; Regulatory Filings.

                  (a) The Target agrees to promptly prepare the Proxy Statement and to mail the Proxy Statement and an accompanying form of proxy to its shareholders within forty five (45) days after the date hereof. The Target shall provide Parent a reasonable opportunity to review the Proxy Statement and any amendments or supplements thereto prior to the Target's distribution of such documents to shareholders of the Target.

                  (b) Each of Parent, First Community Bank, Target and Target Bank shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and Target shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.

                  (c) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Authority.

         6.04 Press Releases. Target and Parent shall consult with each other before issuing any press release or other public statement with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. Target and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

         6.05 Access; Information.

                  (a) Target agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Target and Target Bank and to such other information relating to Target and Target Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of Target and Target Bank as Parent may reasonably request.

                  (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Target and its authorized representatives such access to Parent's personnel as Target may reasonably request.

                  (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Transactions.

         6.06 Acquisition Proposals. Target agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Target, or any purchase of all or substantially all of the assets of Target or more than 10% of the outstanding equity securities of Target (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Target further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Target or the Target Board from (A) complying with its disclosure obligations under federal or state law;
(B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Target Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or
(D) recommending such an Acquisition Proposal to the stockholders of Target, if and only to the extent that, in each such case referred to in clause (B), (C) or
(D) above, (i) the Target Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Target Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Target in compliance with this Section 6.06 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." Target agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. Target agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Target or any of its representatives.

         6.07 Certain Policies. Prior to the Effective Date, Target and Target Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by Target or Target Bank pursuant to this
Section 6.07 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Target or its management with any such adjustments.

         6.08 Indemnification.

                  (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of Target or Target Bank, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Target or is or was serving at the request of Target as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transactions, except to the extent expressly prohibited by applicable law, or any agreement, arrangement or understanding which has been Previously Disclosed by Target pursuant to this Section, in each case as in effect on the date hereof, provided, however, that if at any time prior to the third anniversary of the Effective Time, any Indemnified Party shall deliver to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.08(a), such claim shall survive until fully and finally resolved.

                  (b) Any Indemnified Party wishing to claim indemnification under this Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which, unless there are conflicting interests among the Indemnified Parties, may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

                  (c) Prior to Effective Time, Parent shall cause the persons serving as directors and officers of Target immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by Target for a period of three years after the

Effective Time (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Target's existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Parent be required to expend for any one year an amount in excess of 200% of the annual premium currently paid by Target for such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.08(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

                  (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.08.

         6.09 Benefit Plans.

                  (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of Target and Target Bank shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefit Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of Target and Target Bank in the Parent Benefit Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of Target or Target Bank under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefit Plan in which employees of Target and Target Bank are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with Target and Target Bank to the same extent as such service was credited for such purpose by Target, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

                  (b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Target and Target Bank existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of Target and Target Bank which are Previously Disclosed, subject in each case as the same may be modified or terminated with respect to certain executive officers of Target or Target Bank pursuant to an employment or change-in-control agreement. The severance or termination payments which are payable pursuant to such agreements, plans or policies of Target and Target Bank (which have been quantified in reasonable detail) have been Previously Disclosed.

                  (c) At such time as employees of Target or Target Bank become eligible to participate in a medical, dental or health plan of Parent or its Subsidiaries, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit for under such plans any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

                  (d) Effective as of the Effective Time, Phillip R. Carriger shall have entered into an employment agreement with First Community Bank, the form of which is set forth as Annex C hereto.

         6.10 Notification of Certain Matters. Each of Target and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.11 The Bank Merger. Parent and the Target agree to take all action necessary and appropriate to cause the Target Bank to merge with and into First Community Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of an agreement and plan of merger between First Community Bank and the Target Bank (the "Bank Merger Agreement") in the form attached hereto as Annex D immediately following consummation of the Merger. Without limiting the foregoing, as soon as reasonably practicable after the date of this Agreement, (a) Parent shall (i) cause the Board of Directors of First Community Bank to approve the Bank Merger Agreement, (ii) cause First Community Bank to execute and deliver the Bank Merger Agreement and (iii) approve the Bank Merger Agreement in its capacity as the sole shareholder of First Community Bank, and (b) the Target shall (i) cause the Board of Directors of the Target Bank to approve the Bank Merger Agreement, (ii) cause the Target Bank to execute and deliver the Bank Merger Agreement and (iii) approve the Bank Merger Agreement in its capacity as the sole shareholder of the Target Bank.

         6.12 Parent Sub. Subject to the receipt of any required approval of a Governmental Authority, Parent shall cause Parent Sub to be organized promptly after the execution of this Agreement. Following the organization of Parent Sub, Parent shall (i) cause Parent Sub to execute and deliver this Agreement and take all necessary action to complete the Merger, subject to the terms and conditions hereof, and (ii) adopt and ratify this Agreement in its capacity as the sole shareholder of Parent Sub.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Target Common Stock.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

         7.02 Conditions to Obligation of Target. The obligation of Target to consummate the Merger is also subject to the fulfillment or written waiver by Target prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Target shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Target shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) Legal Opinion. Target shall have received an opinion of Patton Boggs, dated the date of the Closing, that addresses the matters set forth in Annex E hereto.

                  (d) Other Actions. Parent shall have furnished Target with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as Target may reasonably request.

         7.03 Conditions to Obligations of Parent. The obligations of Parent to consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:


                  (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target to such effect.

                  (b) Performance of Obligations of Target. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Target by the Chief Executive Officer and the Chief Financial Officer of Target to such effect.

                  (c) Shareholder Agreements. Shareholder Agreements, substantially in the form attached as Annex A hereto, shall have been executed and delivered by each director of Target in connection with Target's execution and delivery of this Agreement.

                  (d) Employment Agreement. Phillip R. Carriger shall have executed the employment agreement required by Section 6.09(d) hereof.

                  (e) Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding shares of Target Common Stock.

                  (f) Legal Opinion. Parent shall have received an opinion of Bass, Berry & Sims PLC, dated the date of the Closing, that addresses the matters set forth in Annex F.

                  (g) Other Actions. Target shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Parent and Target if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by Parent on the one hand or Target on the other hand, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent on the one hand or Target on the other hand, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent on the one hand or Target on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or Target, as the case may be.

                  (c) Delay. At any time prior to the Effective Time, by Parent on the one hand or Target on the other hand, if their Board of Directors so determines by vote of a majority of the members of their entire Board, in the event that the Merger is not consummated by June 30, 2004, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if Target is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

                  (d) No Regulatory Approval. By Parent on the one hand or Target on the other hand, if their Board of Directors so determines by a vote of a majority of the members of their entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

                  (e) No Shareholder Approval. By either Parent on the one hand or Target on the other hand, if any approval of the stockholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Target Meeting.

                  (f) Failure to Recommend. At any time prior to Target Meeting, by Parent if (i) Target shall have breached Section 6.06, (ii) the Target Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent or (iii) Target shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Target Meeting in accordance with Section 6.02.

                  (g) Certain Tender or Exchange Offers. By Parent if a tender offer or exchange offer for 20% or more of the outstanding shares of Target Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Target Board recommends that the stockholders of Target tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

                  (h) Superior Proposal. At any time prior to the Target Meeting, by Target in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by Target and the Target Board in compliance with Section 6.06 hereof, provided, however, that this Agreement may be terminated by Target pursuant to this Section 8.01(h) only after the fifth Business Day following Target's provision of written notice to Parent advising Parent that the Target Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, Parent does not, in its sole discretion, make an offer to Target that the Target Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

         8.02 Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except as set forth in this Section 8.02 and Section 9.01.

                  (b) If this Agreement is terminated by either Parent or Target due to a breach of a representation, warranty, covenant or undertaking, the party committing such breach shall be liable for $250,000 to the other party, without prejudice to any other rights or remedies as may be available to Parent under Section 8.02(c) below.

                  (c) In recognition of the efforts, expenses and other opportunities foregone by Parent while structuring and pursuing the Merger, the parties hereto agree that Target shall pay Parent the sum of $1.5 million (the "Termination Fee") if this Agreement is terminated as follows:

                           (i) if this Agreement is terminated by Parent pursuant to Section 8.01(f) or (g) or by Target pursuant to Section 8.01(h), in either of which case payment shall be made to Parent concurrently with the termination of this Agreement; or

                           (ii) if (x) this Agreement is terminated by (A) Parent pursuant to Section 8.01(b), (B) by either Parent or Target pursuant to Section 8.01(c) or (C) by either Parent or Target pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Target or the Target Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Target contemplated by this Agreement at the Target Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), and (y) within 18 months after such termination Target enters into an agreement with respect to an Acquisition Proposal or consummates a transaction which is the subject of an Acquisition Proposal, then Target shall pay to Parent the Termination Fee on the date of execution of such agreement or consummation of a transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of this Agreement, the Termination Fee shall be payable by Target to Parent only upon consummation of a transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 18 months after termination of this Agreement.

Any amount that becomes payable pursuant to this Section 8.02(c) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

                  (d) Target and Parent agree that the agreement contained in paragraph (c) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Target. If Target fails to pay Parent the amounts due under paragraph (c) above within the time periods specified therein, Target shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or
(ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Target Meeting no amendment shall be made which by law requires further approval by the stockholders of Target without obtaining such approval.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Nevada applicable to contracts made and to be performed entirely within such State.

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Target to:

                  PCB Bancorp, Inc.
                  300 Sunset Drive
                  Johnson City, Tennessee 37604
                  Attention: Mr. Phillip Carriger, Chairman &
                             Chief Executive Officer
                  Phone: (423)  915-2221
                  Fax: (423)  915-2247

         With a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street
                  AmSouth Center, Suite #2700
                  Nashville, Tennessee 37238-3001
                  Attention: Bob F. Thompson, Esq.
                  Phone: (615) 742-6200
                  Fax: (615) 742-6293

         If to Parent to:

                  First Community Bancshares, Inc.
                  One Community Place
                  Bluefield, Virginia  24605
                  Attention:  John M. Mendez, President
                              and Chief Executive Officer
                  Fax:  (276) 326-9010

         With a copy to:

                  Patton Boggs LLP
                  2550 M Street, NW
                  Washington D.C., 20007
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (202) 457-6315

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.08, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Severability. Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on Target or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         9.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written (December 31, 2003).

         9.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.12 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of Target set forth herein, subject to the prior written consent of Target, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Target Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment to Target's stockholders as a result of receiving the Merger Consideration and
(iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                   FIRST COMMUNITY BANCSHARES, INC.



                                   By:
                                          -------------------------------------
                                   Name:  John M. Mendez
                                   Title: President and Chief Executive Officer



                                   PCB BANCORP, INC.



                                   By:
                                          -------------------------------------
                                   Name:  Phillip R. Carriger
                                   Title: Chairman of the Board and Chief
                                          Executive Officer

                                                                       ANNEX A

                              SHAREHOLDER AGREEMENT

         SHAREHOLDER AGREEMENT (the "Agreement"), dated as of December 31, 2003, among __________________, a shareholder ("Shareholder") of PCB Bancorp, Inc., a Tennessee corporation ("PCB Bancorp") and First Community Bancshares, Inc., a Nevada corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

         WHEREAS, Parent and PCB Bancorp are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which PCB Bancorp will merge with and into Parent Sub on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of Target Common Stock will be converted into the Merger Consideration in the manner set forth therein; and

         WHEREAS, Shareholder owns the shares of Target Common Stock identified on Exhibit I hereto (such shares, together with all shares of Target Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of PCB Bancorp and not in any other capacity, has agreed to enter into and perform this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the stockholders of PCB Bancorp, or in connection with any written consent of the stockholders of PCB Bancorp, Shareholder shall:

                  (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                  (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PCB Bancorp contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

         2. No Transfers. Prior to the Target Meeting, Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

         3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent as follows:

                  A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

                  B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                  D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Exhibit I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

         4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

         5. Term of Agreement; Termination.

                  A. The term of this Agreement shall commence on the date hereof.

                  B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

                  C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.

         6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Parent:

                  First Community Bancshares, Inc.
                  One Community Place
                  Bluefield, Virginia  24605
                  Attention: John M. Mendez, President and
                             Chief Executive Officer
                  Fax:  (276) 326-9010

         With a copy to:

                  Patton Boggs LLP
                  2550 M Street, NW
                  Washington D.C., 20007
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (202) 457-6315


         If to Shareholder:

                  -----------------------

                  -----------------------

                  -----------------------

         With a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street
                  AmSouth Center, Suite #2700
                  Nashville, Tennessee 37238-3001
                  Attention: Bob F. Thompson, Esq.
                  Phone: (615) 742-6200
                  Fax: (615) 742-6293

         8. Miscellaneous.

                  A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                  B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of PCB Bancorp, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of PCB Bancorp or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of PCB Bancorp.

                  C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  E. Choice of Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Nevada, without reference to its conflicts of law principles.

         9. Attorney's Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    FIRST COMMUNITY BANCSHARES, INC.


                                    By:
                                          -------------------------------------
                                    Name:  John M. Mendez
                                    Title: President and Chief Executive Officer


                                    SHAREHOLDER



                                    --------------------------------
                                    (Signature)

                                                                    EXHIBIT I

                              SHAREHOLDER AGREEMENT


                                    Shares of
                                  Target Common
                               Stock Beneficially
                               Owned (exclusive of
                                unexercised stock            Options on Target
  Name of Shareholder               options)                    Common Stock
  -------------------          -------------------           -----------------

                                                                        ANNEX B

                                     FORM OF
                         AGREEMENT AND PLAN OF MERGER OF
                                PCB BANCORP, INC.
                      WITH FIRST COMMUNITY BANCSHARES, INC.

         AGREEMENT AND PLAN OF MERGER agreed to this __ day of ___________ 2004, between First Community Bancshares, Inc. ("Parent") and PCB Bancorp, Inc. ("Target").

         WHEREAS, Parent owns all of the issued and outstanding capital stock of Target; and

         WHEREAS, Parent wishes to approve, authorize, and consent to (i) the merger of Target with and into the Parent in accordance with the applicable provisions of General Corporation Law of Nevada and the Tennessee Business Corporation Act and (ii) the voluntary liquidation of Target in accordance with
Section 332 of the Internal Revenue Code of 1986, as amended ("Code"), and pursuant to an Agreement and Plan of Merger, dated as of December 31, 2003 ("Merger Agreement"); and

         WHEREAS, First Community Acquisition Corporation, a wholly-owned subsidiary of Parent, previously has merged with and into Target.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Parent approves, authorizes, and consents to the merger and liquidation of Target.

         2. Following the consummation of this Agreement and Plan of Merger, Target shall be liquidated in accordance with the provisions of Section 332 of the Internal Revenue Code of 1986, as amended.

         3. The officers of Target are authorized and directed to distribute Target's assets (subject to its liabilities) within one year in cancellation of its stock to Parent, as owner of all of its issued and outstanding stock.

         4. The officers of Target are further authorized and directed to take all appropriate and necessary actions to liquidate Target in accordance with the Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the day and year first above written.

                                      FIRST COMMUNITY BANCSHARES, INC.



                                      By:
                                          -------------------------------------
                                      Name:  John M. Mendez
                                      Title: President and Chief Executive
                                             Officer



                                      PCB BANCORP, INC.



                                      By:
                                          -------------------------------------
                                      Name:  John M. Mendez
                                      Title: President and Chief Executive
                                             Office

                                                                        ANNEX C

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement"), dated this __ day of __________ 2004, by and between PHILLIP R. CARRIGER (the Executive"), and FIRST COMMUNITY BANK, N.A. (the "Bank").

                               W I T N E S S E T H

         WHEREAS, Executive has been employed by PCB Bancorp, Inc. ("PCB Bancorp") as its Chairman and Chief Executive Officer;

         WHEREAS, First Community Bancshares, Inc. (the "Corporation"), has agreed to acquire PCB Bancorp and to merge it with and into the Corporation, and has made the Executive entering into this Agreement a condition to closing such acquisition;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Executive and the Bank do agree to the terms of employment as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  (a) AFFILIATE. Affiliate of any person or entity means any stockholder or person or entity controlling, controlled by under common control with such person or entity, or any director, officer or key executive of such entity or any of their respective relative. For purposes of this definition, "control", when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

                  (b) BASE SALARY. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

                  (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

                  (d) CHANGE IN CONTROL. "Change in Control" shall mean the occurrence of any of the following events subsequent to the date of this
Agreement: (i) the acquisition of control of the Corporation or the Bank as defined in the Change in Bank Control Act of 1978, as amended, 12 U.S.C. Section 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange

Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Corporation or the transfer by the Corporation of greater than 25% of the voting securities of the Corporation; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (f) COMPETING BUSINESS. Competing Business shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within Sullivan, Carter, Hawkins, Johnson, Washington, Green, Sevier, Cocke, Unicoi, Hamblen, Jefferson and Granger Counties in the State of Tennessee and Washington, Dickenson, Buchanan, Scott and Lee Counties in the Commonwealth of Virginia.

                  (g) CONFIDENTIAL AND PROPRIETARY INFORMATION. Confidential and Proprietary Information shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any Affiliate of the Bank or any of the Banks' or any such Affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Bank or any Affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Employers.

                  (h) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

                  (i) DISABILITY. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

                  (j) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                  (i) Without the Executive's express written consent, a material adverse change made by the Bank which would reduce the Executive's functions, duties or responsibilities as President, Eastern Tennessee Region of the Bank.

                  (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's Base Salary as the same may be increased from time to time;

                  (iii) Without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than at a location more than twenty-five miles from Johnson City, Tennessee, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations; or

                  (iv) Any purported termination of the Executive's employment for Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (l) below.

                  (k) IRS. IRS shall mean the Internal Revenue Service.

                  (l) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause or Disability, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 10 hereof.

         2. TERM OF EMPLOYMENT.

                  (a) The Bank hereby employs the Executive as President, Eastern Tennessee Region of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Bank, on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for a term of three years, commencing on the date of this Agreement, unless such term is extended as provided in this Section 2. Prior to the third annual anniversary of the date first above written and each annual anniversary thereafter, the Board of Directors of the Bank shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. After the expiration of the initial three-year term, the term of this Agreement shall continue to extend each year if the Board of Directors so approves such extension, unless the

Executive gives written notice to the Bank of the Executive's election not to extend the term, with such notice to be given not less than sixty (60) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than sixty (60) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

                  (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

         3. COMPENSATION AND BENEFITS.

                  (a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $150,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Bank solely in its discretion.

                  (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Corporation, to the extent commensurate with his then duties and responsibilities as fixed by the Board of Directors of the Corporation.

                  (c) During the term of this Agreement, the Executive shall be entitled to take four (4) weeks of paid annual vacation in accordance with the Bank's established policies. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except for one (1) week in the first year of this Agreement and to the extent authorized by the Board of Directors of the Bank.

                  (d) In the event the Executive's employment is terminated due to Disability, the Bank shall provide continued life, medical, dental and disability in an amount and to the extent consistent with the Bank's established policies.

                  (e) During the term of this Agreement, the Executive shall be entitled to an annual automobile allowance of $9,600, as the same may be adjusted from time to time by the Board of Directors of the Bank, with payments to be made in equal monthly installments.

                  (f) During the term of this Agreement, the Executive shall be entitled to receive $300 per month to cover country club membership dues, as the same may be adjusted from time to time by the Board of Directors of the Bank.

         4.EXPENSES. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

         5. TERMINATION.

                  (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including, without limitation, termination for Cause or Disability, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

                  (b) In the event that (i) the Executive's employment is terminated by the Bank for Cause, (ii) the Executive dies or (iii) the Executive terminates his employment hereunder other than for Disability or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination or death other than for Base Salary accrued through the Date of Termination or death.

                  (c) In the event that the Executive's employment is terminated as a result of Disability during the term of this Agreement, the Executive shall receive his salary for a period of ninety (90) days from the Date of Termination.

                  (d) In the event that (i) the Executive's employment is terminated by the Bank for other than Cause, Disability, or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, or (b) for Good Reason, then the Bank shall, subject to Section 6 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the amount that Executive would be due for the duration of the term of this Agreement, without further extension ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing until the expiration of the term of this Agreement.

                  (B) maintain and provide for a period ending at the earlier of
         (i) the expiration of the term of this Agreement or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock option or other stock compensation plans or bonus plans of the Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Bank shall arrange to provide Executive with benefits substantially similar to those

         Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination.

                  (e) In receiving any payments pursuant to this Section 5, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive hereunder, and such amounts shall not be reduced or terminated whether or not the Executive obtains other employment.

         6.LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 5 being non-deductible to the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

         7. RESTRICTIONS RESPECTING COMPETING BUSINESSES, CONFIDENTIAL INFORMATION, ETC.

                  (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Bank, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Banks' business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information.

                  (b) The Executive hereby covenants and agrees that, during the term of employment and thereafter, unless otherwise authorized by the Bank in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the term of employment, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

                  (c) The Executive covenants and agrees that while the Executive is employed by the Bank and for one (1) year after the Executive ceases to be employed by the Bank for any reason, other than the termination of his employment after the Bank has elected not to renew this Agreement as provided in Section 2(a) if the Bank otherwise terminates the Executive without Cause or if this Agreement is terminated by the Executive for Good Reason pursuant to Section 5(d)(ii)(b), the Executive shall not, directly or indirectly, manage, operate or control, any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Bank, or any Affiliate of the Bank, to discontinue or reduce the extent of such relationship; provided that in the case of a termination of the Executive, the Bank continues to pay any amounts owing to the Executive pursuant to Section 5(d) hereof. For purposes of this Agreement, the Executive shall be deemed directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

                  (d) While the Executive is employed by the Bank and for one
(1) year after the Executive ceases to be employed by the Bank, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Bank or any Affiliate of the Bank as of the date of the termination of the Executive's employment with the Bank, or to solicit any such employee to leave such employee's employment or join the employee of another, then or at a later time.

                  (e) The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

                  (f) Because the breach of any of the provisions of this
Section 7 will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section 7 and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

         8. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this

Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page hereto. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or
(d) the third business day after the day on which it is deposited in the United States mail. The Bank or the Executive may change its address by notifying the other party of the new address in any manner permitted by this Section 10.

         11. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Virginia.

         13. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and the regulations promulgated thereunder, including 12

C.F.R. Part 359. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, participate in the affairs or the operations of the Bank.

         18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                     FIRST COMMUNITY BANK, NATIONAL ASSOCIATION

Address:                             By:
                                         --------------------------------------
                                         John M. Mendez
One Community Place                      Executive Vice President
P.O. Box 989
Bluefield, VA 24605-0989
                                     EXECUTIVE

Address:                             By:
                                         --------------------------------------
---------------------                    Phillip R. Carriger

---------------------

---------------------

                                                                        ANNEX D
                               AGREEMENT OF MERGER

         Agreement of Merger, dated as of ______, 2004, by and between First Community Bank, National Association (the "Acquiror Bank") and People's Community Bank (the "Bank").

                                   WLTNESSETH:

         WHEREAS, the Bank is a Tennessee-chartered commercial bank and a wholly-owned subsidiary of First Community Acquisition Corp. ("Parent Sub"), a wholly-owned subsidiary of First Community Bancshares, Inc. (the "Acquiror"); and

         WHEREAS, the Acquiror Bank is a national bank and a wholly-owned subsidiary of the Acquiror; and

         WHEREAS, the Acquiror and PCB Bancorp, Inc. (the "Company") have entered into an Agreement and Plan of Merger, dated as of December 31, 2003 (the "Agreement"), pursuant to which Parent Sub will merge with and into the Company (the "Parent Merger"); and

         WHEREAS, the Bank and the Acquiror Bank desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. THE MERGER. Subject to the terms and conditions of this Agreement of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into the Acquiror Bank (the "Merger") under the laws of the State of Tennessee and the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

         2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger is filed with the Secretary of State of Tennessee and a notice of consummation (the "Notice of Consummation") is filed with the Office of the Comptroller of the Currency, unless a later date and time is specified as the effective time on such Articles of Merger or Notice of Consummation (the "Effective Time").

         3. ARTICLES OF ASSOCIATION; BYLAWS. The Articles of Association and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Articles of Association and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

         4. NAME; OFFICES. The name of the Surviving Bank shall be "First Community Bank, National Association." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof.

         5. DIRECTORS AND EXECUTIVE OFFICERS. Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of the directors of the Acquiring Bank immediately prior to the Effective Time and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Acquiror Bank immediately prior to the Effective Time, except that Phillip R. Carriger shall be President, Eastern Tennessee Region of the Surviving Bank and Michael
T. Christian shall be Chief Executive Officer - Johnson City Division. Directors and officers of the Surviving Bank shall serve for such terms as are specified in the Articles of Association and Bylaws of the Surviving Bank.

         6. EFFECTS OF THE MERGER. Upon consummation of the Merger, and in addition to the effects set forth at 12. C.F.R. Section 552.13, Section 48-21-108 of the Tennessee Business Corporation Act and other applicable law:

                  (i) all rights, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time; and

                  (ii) the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time.

         7. EFFECT ON SHARES OF STOCK.

                  (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

                  (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

         8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

         9. COUNTERPARTS. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

         10. GOVERNING LAW. This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Tennessee.

         11. AMENDMENT. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

         12. WAIVER. Any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

         13. ASSIGNMENT. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

         14. TERMINATION. This Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

         15. PROCUREMENT OF APPROVALS. This Agreement of Merger shall be subject to the approval of the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at a meeting to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective organizational documents. The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein.

         16. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement of Merger shall be subject to: (i) the approval of this Agreement of Merger by the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at meetings of shareholders duly called and held (or by consent or consents in lieu thereof), in each case without any exercise of such dissenters' rights as may be applicable; (ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

         17. EFFECTIVENESS OF AGREEMENT. Notwithstanding anything to the contrary contained herein, the execution and delivery of this Agreement of Merger by the parties hereto shall not be deemed to be effective unless and until the requirements of 12 C.F.R. Section 552.13 and the applicable sections of the Tennessee Business Corporation Act are met.

         IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

                                             FIRST COMMUNITY BANK, N.A.



                                             By:
                                                 ------------------------------
                                             Name:
                                             Title:



                                             PEOPLE'S COMMUNITY BANK



                                             By:
                                                 ------------------------------
                                             Name:
                                             Title:

                                                                        ANNEX E

         Matters to be covered in Opinion of Counsel to be delivered to Target pursuant to Section 7.02(c) of the Agreement.

         (a) Each of the Parent and Parent Sub is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

         (b) The Agreement has been duly authorized, executed and delivered by Parent and Parent Sub and constitutes valid and binding obligations of Parent and Parent Sub and enforceable in accordance with its terms, except that the enforceability of the obligations of Parent and Parent Sub may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (c) All corporate actions required to be taken by Parent and Parent Sub by law and the articles of incorporation and bylaws or similar documents of Parent and Parent Sub to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

         (d) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Authority or third party which are necessary to be obtained by Parent or Parent Sub to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of Parent and Parent Sub. The opinion of such counsel may add qualifications and explanations of the basis of their opinion as may be reasonably acceptable to Target.

                                                                        ANNEX F


         Matters to be covered in Opinion of Counsel to be delivered to Parent and Parent Sub pursuant to Section 7.03(b) of the Agreement.

         (a) Target is duly incorporated and validly existing under the laws of the State of Tennessee. Target Bank is duly organized, validly existing and in good standing as a Tennessee-chartered bank under the laws of the State of Tennessee.

         (b) The authorized capital stock of Target consists solely of 4,000,000 shares of Target Common Stock, of which ______ shares are issued and outstanding as of the date hereof, 1,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of the date hereof and 100 shares of organizational common stock, $10.00 per share par value, [OF WHICH NO SHARES ARE ISSUED AND OUTSTANDING AS OF THE DATE HEREOF]. As of the date hereof, no shares of Target Common Stock were held in treasury by Target or otherwise directly or indirectly owned by Target. The outstanding shares of Target Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Target Common Stock have been issued in violation of the preemptive rights of any Person. To such counsel's knowledge, except for Target Options to purchase _________ shares of Target Common Stock, there are no Rights authorized, issued or outstanding with respect to the capital stock of Target.

         (c) The Agreement has been duly authorized, executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable in accordance with its terms, except that the enforceability of the obligations of Target may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors, (ii) equitable principles limiting the right to obtain specific performance or other similar equitable relief and (iii) considerations of public policy, and except that certain remedies may not be available in the case of a nonmaterial breach of the Agreement.

         (d) All corporate and shareholder actions required to be taken by Target by law and the Target Charter and Target Bylaws to authorize the execution and delivery of the Agreement and consummation of the transactions contemplated thereby have been taken.

         (e) All permits, consents, waivers, clearances, approvals and authorizations of any Governmental Authority or third party which are necessary to be obtained by Target or Target Bank to permit the execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby have been obtained.

         (f) To such counsel's knowledge, except as Previously Disclosed, there are no material legal or governmental proceedings pending to which Target or Target Bank is a party or to which any property of Target or Target Bank is subject and no such proceedings are threatened by a Governmental Authority or by others.

         Such counsel also shall state that nothing has caused it to believe that the information relating to Target or Target Bank contained or incorporated by reference in the Proxy Statement,



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

as of the date such Proxy Statement was mailed to shareholders of Target and up to and including the date of the Target Meeting, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of officers of Target. The opinion of such counsel may add qualifications and explanations of the basis of their opinion as may be reasonably acceptable to Parent or Parent Sub.



                                      F-2